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                      SECURITIES AND EXCHANGE COMMISSION

               	 	     WASHINGTON, DC 20549

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                                   FORM 8-K

				CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 1997
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               TRIATHLON BROADCASTING COMPANY
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 	(Exact name of registrant as specified in charter)

        Delaware                        0-26530                 33-0668235
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(State or Other Jurisdiction      (Commission File No.)        (IRS Employer
      of Incorporation)                                     Identification No.)

Symphony Towers, 750 B Street, Suite 1920, San Diego, CA            92101
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(Address of principal executive officers)                         (Zip Code)

Registrant's telephone number, including area code: (619) 239-4242
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                              N/A
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         (Former name or former address, if changed since last report)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

	On October 1, 1997, the radio stations KOLL FM, KSSN FM and KMVK FM, each operating in the Little Rock, Arkansas market (the "Little Rock Disposition") were sold to Clear Channel Radio, Inc. ("Clear Channel") by Triathlon Broadcasting Company (the "Company"). The aggregate sale price was $20.0 million in cash which was negotiated at arms length between the Company and Clear Channel. The proceeds of this transaction are being used entirely to reduce the Company's outstanding indebtedness.

        This disposition concludes the Company's radio station ownership in the Little Rock, Arkansas market. The Company continues to own, operate and sell advertising on behalf of or provide programming to 21 FM and 10 AM radio stations and one radio network in six markets.

ITEM 7. FINANCIAL STATEMENTS

        (b) Pro Forma Financial Information

        The Company will not recognize a gain or loss on the Little Rock Disposition. The Company classified the stations sold as Assets Held for Sale from the date of acquisition, April 25, 1997, therefore, the results of operations of these stations were included in the basis of assets acquired.

        The effect of the Little Rock Disposition on the Company's income statement and pro forma income statement is immaterial and the effect on the Company's balance sheet and pro forma balance sheet is a reduction of $20.0 million in debt and an equal reduction in Assets Held for Sale. Therefore, the Company will not be filing Pro Forma Financial Statements showing the effect of this transaction.

        (c) Exhibits

        2.1 Asset Purchase Agreement dated as of April 11, 1997 between Triathlon Broadcasting of Little Rock, Inc. and Clear Channel Radio, Inc. and Clear Channel Radio Licenses, Inc. (incorporated by reference to the Company's Quarterly Report on Form 10-QSB for the three months ending on March 31, 1997 filed with the Securities and Exchange Commission on
May 15, 1997.)


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                              SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                              TRIATHLON BROADCASTING COMPANY

			      By: /s/ William G. Thompson
                              ----------------------------------
                              Name:  William G. Thompson
                              Title: Chief Financial Officer


Date: October 16, 1997



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